                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant / /
Filed by a Party other than the Registrant |X|

Check the appropriate box:

/X/   Preliminary Proxy Statement         / /  Confidential, for Use of the
/ /   Definitive Proxy Statement               Commission Only (as permitted by
/ /   Definitive Additional Materials          Rule 14a-6(e)(2))
/ /   Soliciting Material Pursuant to
      Rule 14a-11(c) or Rule 14a-12


              BULL & BEAR U.S. GOVERNMENT SECURITIES FUND, INC.
              -------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

          KARPUS MANAGEMENT, INC. d/b/a KARPUS INVESTMENT MANAGEMENT
                           -----------------------
                  (Name of Person(s) Filing Proxy Statement,
                        if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies: Not applicable.

(2) Aggregate number of securities to which transaction applies: Not applicable.

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Not applicable.

(4)  Proposed maximum aggregate value of transaction: Not applicable.

(5)  Total fee paid: Not applicable.

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


(1)  Amount Previously Paid: Not applicable.

(2)  Form, Schedule or Registration Statement No.: Not applicable.

(3)  Filing Party: Not applicable.

(4)  Date Filed: Not applicable.

PRELIMINARY COPY DATED OCTOBER 29, 1997

                BULL & BEAR U.S. GOVERNMENT SECURITIES FUND, INC.

                ------------------------------------------------

                                 PROXY STATEMENT
                        OF KARPUS MANAGEMENT, INC. d/b/a
                          KARPUS INVESTMENT MANAGEMENT

                ------------------------------------------------

          This Proxy Statement is furnished in connection with a solicitation of proxies by Karpus Management, Inc., doing business as Karpus Investment Management ("KIM"), to be used at the Annual Meeting of Stockholders ("Meeting") of Bull & Bear U.S. Government Securities Fund, Inc. (the "Fund") to be held on Thursday, November 20, 1997 at 8:00 a.m. at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, 34th Floor, New York, New York, (i) to elect directors of the Fund to serve for a specified term and until their successors are duly elected and qualified, (ii) to ratify the selection of Tait, Weller & Baker as the Fund's independent auditors, and (iii) to transact such other business as may properly come before the Meeting or any adjournment thereof.

          Stockholders of record at the close of business on October 1, 1997 are entitled to be present and to vote on matters at the Meeting. Stockholders are entitled to one vote for each Fund share held and fractional votes for each fractional Fund share held. Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon. If any enclosed form of proxy is executed and returned, it nevertheless may be revoked by another proxy or by letter or telegram directed to the Fund, which must indicate the stockholder's name. To be effective, such revocation must be received prior to the Meeting. In addition, any stockholder who attends the Meeting in person may vote by ballot at the Meeting, thereby canceling any proxy previously given. As of October 1, 1997, the Fund had 735,287.713 shares of common stock issued and outstanding. Stockholders of the Fund will vote as a single class.

          It is estimated that this Proxy Statement will be mailed to stockholders of record on or about November 8, 1997. KIM's principal executive offices are located at 14 Tobey Village Office Park, Pittsford, New York 14534. Copies of the Fund's most recent Annual and Semi-Annual Reports are available without charge upon written request to the Fund at its principal executive offices, 11 Hanover Square, New York, New York 10005, or by calling toll-free 1-888-847-4200.

PROPOSAL 1:             ELECTION OF DIRECTORS

          KIM is proposing the election of KIM Nominees so that the Board of Directors will take action to change the Fund to an "open end" format, rather than the current "closed end" format approved in 1996. KIM also wishes to preserve the Fund's investment objective of providing a high level of current income, liquidity and safety of principal. Management of the Fund had previously proposed that the objectives and fundamental investment policies of the Fund be changed to include a much broader range of permissible investments that could include up to 50% in equity securities along with securities denominated in foreign currencies and various additional investment techniques, such as futures and options transactions, and foreign currency transactions. Also, the management of the Fund previously proposed changing the classification of the Fund from a diversified investment company to a non-diversified investment company. KIM opposed these changes.

          The Fund's Board of Directors is currently divided into five classes with the term of office of one class expiring each year. KIM proposes that stockholders of the Fund elect the following nominees (the "KIM Nominees"):
Kenneth P. Leisegang as a Class I Director to serve for a one year term, Brad Orvieto as a Class II Director to serve for a two year term, Bruno A. Sniders as a Class III Director to serve for a three year term, Donald R. Chambers as a Class IV Director to serve for a four year term, and George W. Karpus as a Class V Director to serve for a five year term, and, in each case, until his respective successor is duly elected and qualified. The following table sets forth certain information concerning each of the KIM Nominees. None of the KIM Nominees is now serving or has previously served as a director of the Fund and none has been compensated by the Fund. None of the KIM Nominees is deemed to be an "interested person" of the Fund, as defined in the Investment Company Act of 1940, as amended ("1940 Act").

Name, Principal Occupation and Business
Experience for Past Five Years                                        Year
                                                                      Term
                                                                      Expires

Class I:

KENNETH P. LIESEGANG, age 47, is the founder and president of         1998
RSVP Business Systems, Inc., a Rochester, New York based computer consulting firm founded in 1986. His address is 5 Fox
Hill Drive, Fairport, New York 14450.

Class II:

BRAD ORVIETO, age 40, is a Certified Financial Planner and was        1999
the founder and has acted as a principal of Horizon Financial
Group, Plantation, Florida, for at least the past 5 years.
His

Name, Principal Occupation and Business                               Year Term
Experience for Past Five Years                                        Expires



address is 10824 Northwest Second Street, Plantation,
Florida 33324.

Class III:

BRUNO A. SNIDERS, age 61, has been the president and owner of         2000
Alexander Communications Inc., a marketing, advertising and media consulting firm in Webster, New York for at least the past 5 years. His address is 746 DeWitt Road, Webster, New York
14580.

Class IV:

DONALD R. CHAMBERS, age 41, has been Walter E. Hanson/KPMG Peat       2001
Marwick Professor of Finance, Department of Economics and
Business at Lafayette College, Easton, Pennsylvania, for at least the past 5 years. He has a Ph.D. from the University of North Carolina at Chapel Hill, North Carolina. A senior portfolio strategist and consultant, Dr. Chambers serves as a consultant to industry and government, having advised the Consumer Advocate's office of the Commonwealth of Pennsylvania, AT&T, Allstate, Bank of New York, Chase Manhattan Bank and other major corporations. Among his publishing credits are The
Journal of Financial Economics, The Journal of Cash Management,
The Journal of Finance, The Journal of Futures Markets, The
Journal of Financial and Quantitative Analysis and Financial
Management. He is the author of a corporate finance textbook with Harper Collins entitled Modern Corporate Finance, Theory &
Practice. His address is 3325 Abbey Court, Bethlehem,
Pennsylvania 18017.

Class V:

GEORGE W. KARPUS, age 51, is president and chairman of KIM, a         2002
registered investment adviser in Pittsford, New York, a firm he established in 1986. KIM specializes in conservative asset management for corporations, pension and profit sharing plans, endowments and trusts and individuals with high net worth. A past president of the Cash Management Association of Monroe
County, Mr. Karpus serves on the Editorial Advisory Board of
Money Market Insights. The firm, a fixed income manager, has been ranked among the top four percentile by

Name, Principal Occupation and Business                               Year Term
Experience for Past Five Years                                        Expires


Nelson's "World's Best Money Managers." His address is 796
Admiralty Way, Webster, New York 14580.



                  KIM RECOMMENDS A VOTE FOR THE ELECTION OF
                           ALL NOMINEES NAMED ABOVE

          The persons listed in the accompanying form of proxy intend to vote each such proxy for the election of the KIM Nominees, as listed above, unless stockholders specifically indicate on their proxies the desire to withhold authority to vote for any one or more of the KIM Nominees. It is not contemplated that any KIM Nominee will be unable to serve as a Director for any reason, but if that should occur prior to the Meeting, the proxyholders reserve the right to substitute another person or persons of their choice as a KIM Nominee or as KIM Nominees. Each KIM Nominee listed above has consented to being named in this Proxy Statement and has agreed to serve as a Director if elected.

          None of the KIM Nominees has ever been an officer, employee, director, general partner or shareholder of Bull & Bear Advisers, Inc., the Fund's investment manager, or any affiliate thereof, nor has any of such KIM Nominees had any other material direct or indirect interest in such investment manager or any of its affiliates or the Fund's principal underwriter or administrator. None of the KIM Nominees or an affiliate of any of them is engaged in any material pending legal proceedings adverse to the Fund or any of its affiliates. None of the KIM Nominees nor KIM has been convicted in a criminal proceeding for at least the past 10 years.

          KIM has been advised by the Fund as follows:

          The Fund has an audit committee comprised of currently all of its directors, the function of which is routinely to review financial statements and other audit-related matters as they arise throughout the year. The Fund has no standing or nominating or compensation committee or any committee performing similar functions.

          The Fund pays its directors who are not "interested persons" of the Fund an annual retainer of $2,500, and a per meeting fee of $2,500, and reimburses them for their meeting expenses. The Fund also pays such directors $250 per special telephonic meeting attended and per committee meeting attended. The Fund does not pay any other remuneration to its executive officers and directors, and the Fund has no bonus, pension, profit-sharing, or retirement plan. The Fund had four Board meetings and no committee meetings during the Fund's most recently completed fiscal year.

Vote Required

          The Fund's management has taken the position that any action submitted to a vote by stockholders, such as the proposed election of the KIM Nominees,

requires the affirmative vote of at least eighty percent (80%) of the outstanding shares of all classes of voting stock, voting together, in person or by proxy at a meeting at which a quorum is present, unless such action is approved by the vote of a majority of the Board of Directors.

          KIM does not believe that the Fund's management is correct. KIM believes that if a majority of the votes cast are in favor of the KIM Nominees, the KIM Nominees will be elected.

PROPOSAL 2:     RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

          KIM is not soliciting proxies with respect to the ratification of the selection of independent auditors.

                                OTHER MATTERS

          KIM and the following advisory clients for whom it acts as investment adviser will bear the cost of soliciting proxies: Acra-Local 725 Pension Trust of Dade, Amalgamated Transit Union Local #1342, Cardinal American Corporation, Jeffrey I Cooper, Elderwood Affiliates, Inc. Retirement Plan, Seymour Fisher Marital Tr., Fish Furniture Profit Sharing Tr., The William and Estelle Golub Foundation Inc., Hammer Lithograph Corp. Deferred Profit Sharing, Peter Russo, Trustee U/W William Henderson FBO F. Elizabeth, City of Hialeah Police Pension Fd., Inter Metro Ind. Corp. Salaried Employees Pension Trust, James E. Morris IRA Rollover, Monro Muffler Brake Inc. Retirement Plan, Painters

Local 150 Annuity Fund, Plumbers & Pipefitters Local 138 Pension Fund, Roman Catholic Diocese of Syracuse Inc., Sheet Metal Workers Local 46 Annuity Fund, Sheet Metal Workers Local 46 Pension Fund, YWCA of Rochester & Monroe County - Board Designated Fd. and YWCA of Rochester & Monroe County - Endowment Fund. In addition to the use of the mails, proxies may be solicited personally, by telephone or by other means and such clients may pay persons holding Fund shares in their names or those of their nominees for their expenses in sending soliciting materials to their principals. Solicitations will be made by the regular employees of KIM. In addition, the Fund will retain Georgeson & Company Inc., Wall Street Plaza, New York, New York 10005, to solicit proxies on behalf of the Board for a fee estimated at $20,000 plus expenses. Additional costs and expenditures, including fees for attorneys, printing and mailing are anticipated to be approximately $50,000. KIM intends to seek reimbursement of some or all of such costs from the Fund.

          KIM has been advised by the Fund as follows:

          If a proxy is properly executed and returned accompanied by instructions to withhold authority to vote, represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares of the Fund on a particular matter with respect to which the broker or nominee does not have discretionary power) or is marked with an abstention (collectively, "abstentions"), the Fund's shares represented thereby will be considered to be present at the Meeting for purposes of determining the existence of a quorum for the transaction of business. Under Maryland law, abstentions do not constitute a vote "for" or "against" a matter and will be disregarded in determining "votes cast" on an issue.

          In the event that a quorum is not present at the Meeting, or if a quorum is present but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. In determining whether to adjourn the meeting the following factors may be considered: the nature of the proposals that are the subject of the Meeting, the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation, and the information to be provided to stockholders with respect to the reasons for the solicitation. Any adjournment will require the affirmative vote of a majority of those shares affected by the adjournment that are represented at the meeting in person or by proxy. A stockholder vote may be taken for one or more of the proposals in this Proxy Statement prior to any adjournment if sufficient votes have been received for approval. If a quorum is present, the persons named as management proxies will vote those proxies which they are entitled to vote "for" a Proposal in favor of any adjournment, and will vote those proxies required to be voted "against" a Proposal against any adjournment. A quorum is constituted with respect to the Fund by the presence in person or by proxy of the holders of a majority of the outstanding shares of the Fund entitled to vote at the Meeting.

          Whether or not a quorum is present, the persons named as KIM's proxies may vote for or against an adjournment in accordance with their judgment on such matters.

          As of the record date KIM owned 99,250 shares or 13.5% of total outstanding shares. KIM Nominee George W. Karpus, as President and controlling stockholder of KIM, is a controlling person of KIM and may be deemed to be a beneficial owner of such shares. None of the other KIM Nominees purchased or sold any of such shares. The following table sets forth the shares of the Fund's common stock purchased by KIM during the past 2 years. None of such shares were sold.

            Dates                Amounts Purchased                    Dates              Amounts Purchased
            -----                -----------------                    -----              -----------------

         12/03/96                       300                         05/23/97                     1,200
         12/09/96                       700                         05/27/97                     3,400
         12/10/96                     1,300                         05/28/97                       300

         12/12/96                       200                         05/29/97                       100
         12/13/96                     3,800                         05/30/97                       600
         12/16/96                     1,500                         06/12/97                       150
         12/17/96                       200                         06/16/97                     1,500
         01/07/97                       700                         06/17/97                     1,900
         01/08/97                       900                         06/18/97                     1,500
         01/15/97                       500                         06/19/97                     4,100
         01/16/97                       200                         07/28/97                     1,200
         01/17/97                       300                         07/31/97                       600
         02/21/97                     1,100                         08/01/97                     1,000
         02/24/97                     1,100                         08/04/97                       300
         02/24/97                     1,000                         08/05/97                       200
         02/25/97                     1,000                         08/11/97                     9,500
         02/26/97                       800                         08/13/97                       100
         03/10/97                     1,000                         08/15/97                     2,200
         03/11/97                     2,000                         08/18/97                     2,900
         03/12/97                     2,600                         08/20/97                       200
         04/03/97                     2,000                         08/21/97                     1,400
         04/07/97                     1,000                         08/22/97                       600
         04/09/97                       700                         08/25/97                       200
         04/14/97                     2,300                         08/26/97                       400
         04/15/97                       100                         08/27/97                       900
         04/16/97                       400                         08/29/97                     1,300
         04/18/97                       100                         09/02/97                     1,100
         04/21/97                     1,100                         09/17/97                       300
         04/22/97                       600                         10/02/97                       600
         04/23/97                       400                         10/03/97                     8,100
         04/24/97                     4,200                         10/09/97                     1,100
         05/16/97                    24,200                         10/10/97                    25,650
         05/19/97                       900                         10/16/97                     2,500
         05/20/97                       100
         05/22/97                       800




          KIM is not aware of any other matters which may come before the Meeting. Should any such matters with respect to the Fund properly come before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED STAMPED ENVELOPE.

Dated:  November __, 1997

                                      PROXY

Karpus Management, Inc.
14 Tobey Village Office Park
Pittsford, New York  14534

This Proxy is Solicited on Behalf of Karpus Management, Inc.

The undersigned hereby appoints George W. Karpus and Donald R. Chambers as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Bull & Bear U.S. Government Securities Fund, Inc. held of record by the undersigned on October 1, 1997, at the annual meeting of shareholders to be held on November 20, 1997 or any adjournment(s) thereof.

1.       ELECTION OF DIRECTORS

                  FOR all nominees listed below
                  (except as marked to the contrary below)     / /

                  WITHHOLD AUTHORITY
                  to vote for all nominees listed below        / /


         Kenneth P. Liesegang (Class I Director), Brad
         Orvieto (Class II Director), Bruno A. Sniders
         (Class III Director), Donald R. Chambers (Class IV
         Director), George W. Karpus (Class V Director).

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposal 1.

         Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


DATED:______________, 1997                           ---------------------------
                                                     Signature



                                                     ---------------------------
                                                     Signature, if held jointly

--------------------------------------------------------------------------------
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------